UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

CONCUR TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

02-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On January 23, 2006, Concur Technologies, Inc. (“Concur”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Outtask, Inc. (“Outtask”). Pursuant to the terms and conditions of the Merger Agreement, Galileo 1 Acquisition Corporation, Inc., a wholly owned subsidiary of Concur, merged with and into Outtask, with Outtask as the surviving corporation, and, as part of the same overall transaction, Outtask merged with and into Galileo 2 Acquisition LLC, a limited liability company wholly-owned by Concur, with Galileo 2 Acquisition LLC as the surviving corporation (collectively, the “Merger”). The Merger also consummated on January 23, 2006.

Under the Merger Agreement, all outstanding equity securities of Outtask, including all issued and outstanding options to purchase shares of Outtask common stock, were exchanged for cash, shares of Concur common stock and options to purchase shares of Concur common stock. Subject to specified holdback provisions, at closing on January 23, 2006, approximately $23,286,128 of cash, 1,722,149 shares of Concur common stock and options to purchase 1,179,755 shares of Concur common stock became issuable to Outtask security holders. Of the cash to be issued at closing, $4,500,000 is being withheld by Concur for specified holdbacks. In addition, if certain combined company performance metrics are achieved for the period ending September 30, 2006, additional contingent consideration of up to $12,500,000 of cash and up to approximately 567,246 shares of Concur common stock will be issued to the stockholders and optionholders of Outtask, subject to specified holdback provisions. Of the Concur common stock and cash that could be issued contingently, up to $9,000,000 of such consideration will be withheld for specified holdbacks. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an exhibit to Concur’s Form 10-Q for the period ended December 31, 2005. A copy of the press release issued by Concur on January 23, 2006 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Amended Loan Agreement

On January 24, 2006, in connection with the Merger, Concur, together with Captura Software, Inc. and Outtask LLC, wholly owned subsidiaries of Concur (collectively, the “Borrowers”), entered into an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with Comerica Bank (“Comerica”) in order to increase available amounts under Concur’s existing loan agreement with Comerica. The Amended Loan Agreement provides for a term loan of up to $14 million and a revolving loan for up to $8 million. At Concur’s option, the term loan bears an interest rate equal to Comerica’s prime rate plus up to 1.25% or LIBOR plus up to 3.5%, and matures December 31, 2010. At Concur’s option, the revolving loan bears an interest rate equal to Comerica’s prime rate plus up to 1.25% or LIBOR plus up to 3.5%, and matures January 23, 2007. Each of the Borrowers has granted security interests in substantially all of their real and personal property as collateral for the loans under the Amended Loan Agreement.

The Amended Loan Agreement imposes certain limitations on each of the Borrowers and their subsidiaries, including limitations on their ability to: (i) transfer all or any part of their businesses or properties, other than transfers done in the ordinary course of business; (ii) engage in any business other than the businesses currently engaged in by Concur; (iii) relocate their chief executive offices or states of incorporation or change their legal names; (iv) merge or consolidate with or into any other business organization or acquire all or substantially all of the capital stock or property of another company; (v) incur additional indebtedness; (vi) incur liens with respect to any of their properties; (vii) pay dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, other than repurchases of the stock of former employees; (viii) directly or indirectly acquire or own, or make any investment in, any company; (ix) directly or indirectly enter into or permit to exist any material transaction with any affiliates except such transactions that are in the ordinary course of business that are done upon fair and reasonable terms that are no less favorable to them than would be obtained in an arm’s length transaction with a non-affiliated company; (x) make any payment in respect of any subordinated debt, or permit any of their U.S. domestic subsidiaries to make any such payment, except in compliance with the terms of such subordinated debt; (xi) allow Borrowers’ capital expenditures, measured on a consolidated basis, to exceed $11,000,000 for either of the fiscal years ending September 30, 2005 or September 30, 2006; and (xii) make any of the earnout payments in accordance with the terms of the Merger Agreement without the prior written consent of Comerica.

In addition, the Amended Loan Agreement requires Concur to maintain certain senior debt ratios and fixed charge coverage ratios. The foregoing description of the Amended Loan Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Amended Loan Agreement, which will be filed as an exhibit to Concur’s Form 10-Q for the period ended December 31, 2005.

ITEM 2.01.	COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

Under the Merger Agreement, all outstanding equity securities of Outtask, including all issued and outstanding options to purchase shares of Outtask common stock, were exchanged for cash, shares of Concur common stock and options to purchase shares of Concur common stock. Subject to specified holdback provisions, at closing on January 23, 2006, approximately $23,286,128 of cash, 1,722,149 shares of Concur common stock and options to purchase 1,179,755 shares of Concur common stock became issuable to Outtask security holders. Of the cash to be issued at closing, $4,500,000 is being withheld by Concur for specified holdbacks. In addition, if certain combined company performance metrics are achieved for the period ending September 30, 2006, additional contingent consideration of up to $12,500,000 of cash and up to approximately 567,246 shares of Concur common stock will be issued to the stockholders and optionholders of Outtask, subject to specified holdback provisions. Of the Concur common stock and cash that could be issued contingently, up to $9,000,000 of such consideration will be withheld for specified holdbacks.

The Merger is intended to qualify as a tax-free reorganization and Concur will account for the Merger using the purchase method of accounting. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an exhibit to Concur’s Form 10-Q for the period ended December 31, 2005. A copy of the press release issued by Concur on January 23, 2006 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The information reported under Item 1.01 with respect to the Merger Agreement is incorporated into this Item 2.01 by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 24, 2006, Concur incurred an aggregate principal amount of up to $14 million of indebtedness for a term loan under the Amended Loan Agreement. Such indebtedness was used to finance the cash portion of the total merger consideration paid at the closing of the Merger on January 23, 2006, and to pay fees and expenses associated with the Merger. As of the date of the filing of this Form 8-K, Concur had not incurred any borrowings under the revolving credit portion of the Amended Loan Agreement for up to $8 million. The foregoing description of the Amended Loan Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Amended Loan Agreement, which will be filed as an exhibit to Concur’s Form 10-Q for the period ended December 31, 2005. The information reported under Item 1.01 with respect to the Amended Loan Agreement is incorporated into this Item 2.03 by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

The financial statements of Outtask, Inc. required by this item shall be filed for the periods specified in Rule 3-05(b) of Regulation S-X by amendment to this Form 8-K within 71 calendar days of the date of this report.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X shall be filed by amendment to this Form 8-K within 71 calendar days of the date of this report.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of Concur Technologies, Inc. issued on January 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2006		CONCUR TECHNOLOGIES, INC.

	By:	/s/ John F. Adair
John F. Adair, Chief Financial Officer (principal
financial officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release of Concur Technologies, Inc. issued on January 23, 2006.